Exhibit 99.1

           Secured Digital Applications Announces the Appointment of
                   Chee Hong Leong as an Independent Director

     NEW YORK--(BUSINESS WIRE)--Sept. 12, 2007--Secured Digital Applications, Inc. (OTCBB:SDGL), a leading provider of Business Process Outsourcing services and systems integrator for Radio Frequency Identification enabled tracking applications, announced today that the Company has appointed Mr. Chee Hong Leong to serve as an independent director of the Company effective September 12, 2007, filling a vacancy on the Company's board of directors. Mr. Leong is based in China and will be our lead advisor for business within China.

     Mr. Leong received his Bachelor of Arts in Accounting from Ulster University, Northern Ireland in 1989. He is a Fellow of the Association of Chartered Certified Accountants, United Kingdom. Mr. Leong served as the Company's Chief Financial Officer from December 1999 until his resignation in November 2005 to join a multinational company based in China. Prior to joining the Company in 1999, he held a senior position with Industrial Concrete Products from April 1994 to December 1999.

     "We are delighted that Chee Hong has agreed to join our Board," said Patrick Lim, Chairman and CEO of Secured Digital. "His first hand knowledge of China's business environment and insight into the strategies required in doing business in China will help to shape the future of our presence in China."

     About Secured Digital Applications, Inc.:

     Secured Digital Applications, Inc. is a global provider of outsourced business services in media production, information technology, digital document management and consulting. The Company serves customers in Asia as well as the United States. The Company's media production includes content for television, the Internet and free-standing digital displays, and also designs and installs on-site multi-media presentations. The Company also develops and implements solutions for biometric security systems, business process and RFID enabled applications including document, people, inventory and asset tracking. For more information, please visit www.digitalapps.net, www.eystar.com and www.sdawmedia.com. Information on our websites do not comprise a part of the press release.

     Safe Harbor Statement:

     Information contained in this release includes forward-looking statements and information that is based on beliefs of, and information currently available to, management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. These forward looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include but are not limited to: economic downturns; failure to achieve anticipated short- and long-term financial benefits from our business; failure to achieve market demand and acceptance for our products and services; and our ability to obtain financing on terms acceptable to us to finance our business and growth strategy. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors should carefully consider the preceding information before making an investment in the common stock of the Company.


     CONTACT: Newport Capital Consultants
              Stephen Jones, 972-712-1039
              esjones1@aol.com